UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2011

GORDMANS STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34842	26-3171987
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12100 West Center Road

Omaha, Nebraska 68144

(Address of principal executive offices, zip code)

(402) 691-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2011, Brian Urbanek resigned from the Board of Directors (the “Board”) of Gordmans Stores, Inc. (the “Company”).

On April 19, 2011, the Board appointed Jason H. Neimark as a Class II director of the Company effective immediately. Mr. Neimark was also appointed to the Compensation Committee of the Board to fill the vacancy on the committee resulting from the resignation of Mr. Urbanek from the Board.

Mr. Neimark was designated to the Board by Sun Gordmans, LP (“Sun Gordmans”) pursuant to Article Six, Section 6 of the Amended and Restated Certificate of Incorporation of the Company.

Mr. Neimark is a Managing Director of Sun Capital Partners, Inc. (“Sun Capital”), which is an affiliate of our principal stockholder, Sun Gordmans. On September 17, 2008, the Company was acquired by affiliates of Sun Capital (the “Sun Capital Acquisition”). In connection with the Sun Capital Acquisition, the Company entered into a consulting agreement with Sun Capital Partners Management V, LLC (“Sun Capital Management”), an affiliate of Sun Capital. The consulting agreement was terminated in connection with the Company’s initial public offering in August 2010. A description of the terms of the consulting agreement is contained under the heading “Certain Relationships and Related Party Transactions-Sun Capital Consulting Agreement” in our registration statement on Form S-1 (Registration No. 333-166436) originally filed with the Securities and Exchange Commission on April 30, 2010 (as amended, the “Registration Statement”). In connection with the Sun Capital Acquisition, the Company entered into a securityholders’ agreement with its stockholders, including Sun Gordmans. The securityholders agreement was terminated in connection with the Company’s initial public offering in August 2010. A description of the terms of the securityholders’ agreement is contained under the heading “Certain Relationships and Related Party Transactions-Securityholders’ Agreement” in the Registration Statement. In connection with the Sun Capital Acquisition, the Company also entered into a registration agreement with Sun Gordmans and certain other investors. A description of the terms of the registration agreement is contained under the heading “Certain Relationships and Related Party Transactions-Registration Agreement” in the Registration Statement. The Company entered into a services agreement with Sun Capital Management in connection with its initial public offering. A description of the terms of the services agreement is contained under the heading “Certain Relationships and Related Party Transactions-Sun Capital Services Agreement” in the Registration Statement. In addition, the Amended and Restated Certificate of Incorporation of the Company provides that for so long as affiliates of Sun Capital own 30% or more of the Company’s outstanding shares of common stock, affiliates of Sun Capital will have the right to designate a majority of the Board. A description of the terms of the Amended and Restated Certificate of Incorporation of the Company is contained under the heading “Certain Relationships and Related Party Transactions-Amended and Restated Certificate of Incorporation” in the Registration Statement.

Mr. Neimark will not receive any compensation for serving as a director of the Company, except for reimbursement of reasonable out-of-pocket expenses incurred in connection with his service as a member of the Board.

Copies of the registration agreement, services agreement and Amended and Restated Certificate of Incorporation have been filed as Exhibit 10.1, 10.49 and 3.1, respectively, to the Registration Statement, and are incorporated by reference herein. The descriptions of those documents are qualified in their entirely by reference to such exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GORDMANS STORES, INC.

Date: April 20, 2011	By:	/s/ Michael D. James
		Name:	Michael D. James
		Title:	Vice President, Chief Financial Officer and Treasurer

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